THIRD AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

BRIGHT ROCK CAPITAL MANAGEMENT, LLC

THIS THIRD AMENDMENT dated as of June 28, 2025, to the Investment Advisory Agreement, dated as of April 20, 2010, as amended June 28, 2011 and June 28, 2017 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Amended Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and BRIGHT ROCK CAPITAL MANAGEMENT, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to reduce the management fee for each Fund as set forth on Amended Schedule A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Amended Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Amended Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of revising the management fee for each Fund.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS    BRIGHT ROCK CAPITAL
on behalf its series listed on Schedule A    MANAGEMENT, LLC

By:     /s/Jennifer A. Lima        By:     David B. Smith
Name:     Jennifer A. Lima    Name:    David B. Smith
Title:     President    Title:    Chief Investment Officer

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

BRIGHT ROCK CAPITAL MANAGMENT, LLC

Series of Trust for Professional Managers	Annual Fee Rate as a Percentage of Average Daily Net Assets
Bright Rock Mid Cap Growth Fund	0.45%
Bright Rock Quality Large Cap Fund	0.45%

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